SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Rock-Tenn Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December 23, 2002

To our Shareholders:

       It is our pleasure to invite you to attend our annual meeting of shareholders, which is to be held on January 24, 2003 at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will start at 9:00 a.m., local time.

       On the ballot at this year’s annual meeting is our proposal to elect four directors to our board of directors. A representative of Ernst & Young LLP, our independent auditors, will be at the annual meeting and will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions. We look forward to answering your questions at the annual meeting.

       As you recall, each share of Class B Common Stock was automatically converted into one share of Class A Common Stock on June 30, 2002. Without any action required on the part of holders of Class B Common Stock, each certificate that represented shares of Class B Common Stock now represents the same number of shares of Class A Common Stock into which the Class B Common Stock was converted.

       Please complete, sign and return your proxy in the enclosed envelope or follow the other voting procedures described in the proxy statement as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously voted your proxy.

Very truly yours,

James A. Rubright
Chairman and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on January 24, 2003

TIME:	9:00 a.m., local time on Friday, January 24, 2003
PLACE:	Northeast Atlanta Hilton at Peachtree Corners 5993 Peachtree Industrial Boulevard Norcross, Georgia 30092
ITEMS OF BUSINESS:	(1) To elect four directors.
(2) To transact any other business that properly comes before the meeting or any adjournment of the annual meeting.
WHO MAY VOTE:	You can vote if you were a holder of Class A Common Stock of record on December 5, 2002.
ANNUAL REPORT:	A copy of our Annual Report is enclosed.
DATE OF NOTICE:	December 23, 2002.
DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about December 23, 2002.

ROCK-TENN COMPANY

504 Thrasher Street
Norcross, Georgia 30071

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 24, 2003

ABOUT THE MEETING

Who is furnishing this proxy statement?

      This proxy statement is being furnished to our shareholders by our board of directors in connection with the solicitation of proxies by the board of directors. The proxies will be used at our annual meeting of shareholders to be held on January 24, 2003.

What am I voting on?

      You will be voting on the following:

•	To elect four directors, and

•	To transact any other business that properly comes before the annual meeting or any adjournment of the annual meeting.

      You may not cumulate your votes for any matter being voted on at the annual meeting and you are not entitled to appraisal or dissenters’ rights.

Who can vote?

      You may vote if you owned Class A Common Stock as of the close of business on December 5, 2002. As of December 5, 2002, there were 34,334,927 shares of Class A Common Stock outstanding. Sometimes in this proxy statement we refer to the Class A Common Stock as the Common Stock.

What if my certificates represent Class B Common Stock?

      Each share of Class B Common Stock was automatically converted into one share of Class A Common Stock on June 30, 2002. Without any action required on the part of holders of Class B Common Stock, each certificate that represented shares of Class B Common Stock now represents the same number of shares of Class A Common Stock into which the Class B Common Stock was converted.

How do I vote?

      You have four voting options. You may vote:

•	over the Internet at the address shown on your proxy card; if you have access to the Internet, we encourage you to vote in this manner,

•	by telephone through the number shown on your proxy card,

•	by completing, signing and returning the enclosed proxy, or

•	by attending the annual meeting and voting in person.

      If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully.

Can I vote at the annual meeting?

      You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy. You may vote your proxy via the Internet, by telephone or by mail.

What if my shares are registered in more than one person’s name?

      If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one proxy?

      It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Atlanta, Mail Code 258, P.O. Box 4625 Atlanta, Georgia 30302, and may be reached at 1-800-568-3476.

What if I return my proxy but do not provide voting instructions?

      If you sign and return your proxy but do not include voting instructions, your proxy will be voted FOR the election of the four nominee directors named on page 4 of this proxy statement.

Can I change my mind after I vote?

      You may change your vote at any time before the polls close at the annual meeting. You may do this by:

•	voting again by telephone or over the Internet prior to 11:59 p.m., E.T., on January 23, 2003,

•	giving written notice to the Secretary of our company,

•	delivering a later-dated proxy, or

•	voting in person at the annual meeting.

How many votes am I entitled to?

      You are entitled to one vote for each share you own.

How many votes must be present to hold the annual meeting?

      In order for us to conduct the annual meeting the holders of a majority of the votes of the Common Stock outstanding as of December 5, 2002 must be present at the annual meeting. This is referred to as a quorum. Your shares will be counted as present at the annual meeting if you:

•	vote via the Internet or by telephone,

•	return a properly executed proxy (even if you do not provide voting instructions), or

•	attend the annual meeting and vote in person.

How many votes are needed to elect directors?

      The four nominees receiving the highest number of “yes” votes will be elected directors. This number is called a plurality.

How many votes are needed for other matters?

      To approve any other matter that properly comes before the annual meeting, the “yes” votes cast in favor of the matter must exceed the “no” votes cast against the matter.

Will my shares be voted if I do not provide my proxy?

      Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares on “routine” matters, which includes the election of directors. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “yes” votes or “no” votes, as the case may be, with respect to all “routine” matters voted on at the annual meeting.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

      Our board of directors currently has 11 members. The directors are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. At the annual meeting on January 24, 2003, four nominees for director are to be elected to serve on our board of directors. Three of the nominees will be elected to serve until the annual meeting in 2006, or until their successors are qualified and elected. One of the nominees will be elected to fill a vacancy in the class of directors whose term expires at the annual meeting in 2005, or until his successor is elected and qualified. Our directors must retire when they reach the age of 72, although they may continue to serve until the next annual or special meeting of shareholders at which directors are to be elected. Two of our directors, Mrs. Lou Brown Jewell and Mr. Bradley Currey, Jr., will retire as directors at this year’s annual meeting. Following the retirement of Mrs. Jewell and Mr. Bradley Currey and the election of the four nominees, our board of directors will have 10 members. Following the annual meeting of shareholders our board of directors intends to reduce the size of the board to 10 members. Our board is authorized to increase the size of the board thereafter and our board is authorized to fill the vacancies created. Any such directors elected by the board in this manner will stand for re-election at the next annual meeting of shareholders after their election even if that class of directors is not subject to election in that year.

      We do not believe that any of the nominees for director will be unwilling or unable to serve as director. However, if at the time of the annual meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the board of directors either:

•	to elect substitute nominees recommended by the board,

•	to allow the vacancy created to remain open until filled by the board, or

•	to reduce the number of directors for the ensuing year.

      In no event, however, can a proxy be voted to elect more than four directors.

Recommendation of the Board of Directors

      The board of directors recommends a vote FOR John D. Hopkins, James W. Johnson and James A. Rubright to hold office until the annual meeting of shareholders in 2006, or until their successors are qualified and elected. The board of directors also recommends a vote FOR Russell M. Currey to hold office until the annual meeting in 2005, or until his successor is elected and qualified. Proxies returned without instructions will be voted for these nominees.

Nominees for Election — Term Expiring 2006

      John D. Hopkins, 64, has served as a director since 1989. Mr. Hopkins has served as executive vice president and general counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, since April 1993.

      James W. Johnson, 61, has served as a director since 1984. Mr. Johnson has served as president and chief executive officer of McCranie Tractor Company, a John Deere and Case tractor dealership, for more than five years. Mr. Johnson is also a director of Flag Financial Corporation, a bank holding company, and he has served on the board of Taylor Regional Hospital for over 20 years.

      James A. Rubright, 56, has served as chief executive officer since October 1999 and chairman of the board since January 2000. Prior to joining our company, from February 1994 until October 1999, Mr. Rubright served as an executive officer of Sonat, Inc., an energy company. From 1995 to 1996 Mr. Rubright was senior vice president, general counsel and chief accounting officer of Sonat, Inc. In 1996 Mr. Rubright became senior vice president of Sonat, Inc. and head of Sonat’s interstate natural gas pipeline group, and in 1998 he became executive vice president of Sonat, Inc. with responsibility for Sonat’s interstate natural gas pipeline group and energy services businesses. Mr. Rubright is also a director of AGL Resources Inc., an energy company, and Avondale Incorporated, a textile manufacturing company.

Nominee for Election — Term Expiring 2005

      Russell M. Currey, 41, has served as executive vice president and general manager of our corrugated packaging division since March 2001. From December 1994 to February 2001, Mr. Currey was the senior vice president of marketing and planning. Mr. Currey served as executive vice president and general manager of our recycled fiber division from September 1992 until August 1994. Mr. Currey joined our company in July 1983. Mr. Currey is the son of Bradley Currey, Jr., who is retiring from the board of directors at this year’s annual meeting, and the nephew of Robert B. Currey, a director of our company.

Incumbent Directors — Term Expiring 2005

      J. Hyatt Brown, 65, has served as a director since 1971. Mr. Brown has served as chairman and chief executive officer of Brown & Brown, Inc., an insurance agency, for more than five years. Mr. Brown is also a director of SunTrust Banks, Inc., a bank holding company, BellSouth Corporation, a telephone communications company, FPL Group, Inc., an electric utility company, International Speedway Corp., a motor sports company, and Brown & Brown, Inc., an insurance services company. Mr. Brown is the brother-in-law of Lou Brown Jewell, who is retiring from the board of directors at this year’s annual meeting.

      G. Stephen Felker, 50, has served as a director since January 2001. He has served as chairman of the board of Avondale Incorporated, a textile manufacturer, since 1992, president and chief executive officer of Avondale since 1980, and in various other capacities at Avondale since 1974. Mr. Felker is also a director of Avondale Mills, Inc., a textile manufacturer, and American Fibers and Yarns Company, a yarn manufacturer.

Incumbent Directors — Term Expiring 2004

      Stephen G. Anderson, 64, has served as a director since 1977. In June 2001, Dr. Anderson retired from his private practice in Winston-Salem, North Carolina, where he had been a physician for more than five years.

      Robert B. Currey, 62, has served as a director since 1989. Mr. Currey founded Currey & Company, Inc., a producer of consumer lighting products, and has served as chairman, president and chief executive officer of that business for more than five years. Mr. Currey is the brother of Bradley Currey, Jr., who is retiring from the board of directors at this year’s annual meeting, and the uncle of Russell M. Currey, a nominee for election as a director of our company.

      L.L. Gellerstedt, III, 46, has served as a director since January 1998. Mr. Gellerstedt has served as the president and chief operating officer of The Integral Group, a real estate development company, since January 2001. Mr. Gellerstedt served as chairman of Children’s Healthcare of Atlanta from August 1999 until January 2001. From May 1998 until August 1999, Mr. Gellerstedt was chairman and chief executive officer of American Business Products Inc., a printing company. Mr. Gellerstedt was chairman and chief executive officer of Beers Construction Company, a construction company, from June 1994 to May 1998. Mr. Gellerstedt is a director of SunTrust Bank, Atlanta, a commercial bank, and Alltel Corporation, a nationwide telecommunications services company.

      John W. Spiegel, 61, has served as a director since 1989. Mr. Spiegel served as executive vice president and chief financial officer of SunTrust Banks, Inc., a bank holding company, for more than five years, until August 2000, when he became vice chairman and chief financial officer. Mr. Spiegel is also a director of Bentley Pharmaceuticals, Inc., a specialty pharmaceutical company.

Retiring Directors

      Bradley Currey, Jr., 72, has served as a director since 1967. Mr. Currey joined our company in 1976 and served as chairman of the board of the company from July 1993 until January 2000. Mr. Currey served as chief executive officer from 1989 until he retired in October 1999. Mr. Currey is also a director of Genuine Parts Company, an auto parts wholesaler, and Brown & Brown, Inc., an insurance agency. Mr. Currey is the father of Russell M. Currey, a nominee for election as a director of our company, and the brother of Robert B. Currey, a director of our company. Mr. Currey will retire as a director at this year’s annual meeting.

      Lou Brown Jewell, 71, has served as a director since January 1994 and has been a homemaker for more than five years. Mrs. Jewell is a member of the board of Visiting Nurse Health System and chairman of the Mary Louise Morris Brown Charitable Trust. She was a trustee of Stetson University from June 1992 until June 1999. Mrs. Jewell is the sister-in-law of J. Hyatt Brown, a director of our company. Mrs. Jewell will retire as a director at this year’s annual meeting.

Meetings of the Board of Directors

      The board of directors met four times during fiscal 2002. Each director attended at least 75% of all meetings of the board and committees combined on which they served in fiscal 2002.

Committees of the Board of Directors

      The board of directors has an executive committee, an audit committee, and a compensation and options committee.

      Executive Committee. Messrs. J. Hyatt Brown, Bradley Currey, Jr., John D. Hopkins, James A. Rubright and John W. Spiegel are members of the executive committee. Mr. Brown is chairman of the committee. The executive committee is authorized to exercise the authority of the full board in managing the business and affairs of our company. However, the executive committee does not have the power to:

•	approve or propose to shareholders action that Georgia law requires to be approved by shareholders,

•	fill vacancies on the board or any of its committees,

•	amend our charter,

•	adopt, amend or repeal our bylaws, or

•	approve a plan of merger not requiring shareholder approval.

      This committee held three meetings in fiscal 2002.

      Audit Committee. Dr. Stephen G. Anderson, Mr. G. Stephen Felker and Mr. John W. Spiegel are members of the audit committee. Mr. Spiegel is chairman of the committee. The audit committee is responsible for:

•	evaluating and hiring independent auditors,

•	discussing with the independent auditors their independence from management,

•	pre-approving all audit and non-audit services provided by the independent auditors,

•	reviewing with the internal auditors and independent auditors the scope and plans for their respective audits, including the adequacy of staffing and compensation,

•	discussing with management, the internal auditors, and the independent auditors the adequacy and effectiveness of our accounting and financial controls, including our system to monitor and manage business risk and legal and ethical compliance programs,

•	meeting separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations,

•	discussing with management and the independent auditors the interim financial statements that we file with the Securities and Exchange Commission, which we refer to as the SEC, and the results of the quarterly review, and

•	discussing with management and the independent auditors the annual financial statements that we file with the SEC, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, and the results of the annual audit.

      The audit committee may exercise additional authority prescribed from time to time by the board of directors.

      This committee held six meetings in fiscal 2002, including meetings to review each of the quarterly earnings releases.

      Compensation and Options Committee. Mrs. Lou Brown Jewell and Messrs. L.L. Gellerstedt, III, John D. Hopkins and James W. Johnson are members of the compensation and options committee. Mr. Johnson is chairman of the committee. The compensation and options committee is responsible for:

•	establishing salaries, bonuses and other compensation for our chief executive officer and, for 2003, for our other top twelve executives, and

•	administering our incentive equity plans, employee stock purchase plan, annual incentive bonus plan for senior executives and supplemental executive retirement plan.

      This committee held two meetings in fiscal 2002.

Compensation of Directors

      Directors who are not employees of our company receive $14,000 each year plus $1,500 for each board and committee meeting attended. Each director who chairs a committee receives $5,000 each year if he or she is not an employee of our company. In addition, directors receive each year a stock option grant of 2,000 shares of our Class A Common Stock and are reimbursed for their out-of-pocket expenses in attending meetings.

      On January 25, 2002 each of our non-employee directors received the annual stock option grant pursuant to our 2000 Incentive Stock Plan to purchase 2,000 shares of our Class A Common Stock at the Fair Market Value (as defined in the Plan) of such shares on January 25, 2002. The options will vest in one-third increments on January 25, 2003, 2004 and 2005, respectively, and will expire on January 25, 2012.

COMMON STOCK OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

      The table below shows, as of December 5, 2002, how many shares of our Common Stock were beneficially owned by our directors, named executive officers, owners of 5% or more of our Common Stock and our directors and executive officers as a group. Under the rules of the SEC, a person “beneficially owns” securities if that person has or shares the power to vote or dispose of the securities. The person also “beneficially owns” securities which that person has the right to purchase within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the footnotes to the table, the shareholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them.

	Beneficial Ownership of
	Class A Common Stock

	Number of		Percent
	Shares(1)		of Class(2)

James A. Rubright	522,129	(3)	1.52
David E. Dreibelbis	438,263	(4)	1.28
Nicholas G. George	213,810	(5)	*
Steven C. Voorhees	130,744	(6)	*
James L. Einstein	75,489	(7)	*
Stephen G. Anderson	719,592	(8)	2.10
J. Hyatt Brown(9)	2,324,170	(10)	6.77
Bradley Currey, Jr.(11)	2,039,064	(12)	5.94
Robert B. Currey	146,543	(13)	*
Russell M. Currey	1,668,131	(14)	4.86
Elizabeth Brown Dixon(15)	2,860,307	(16)	8.33
G. Stephen Felker	12,000	(17)	*
L.L. Gellerstedt, III	4,000	(18)	*
John D. Hopkins	115,364	(19)	*
Lou Brown Jewell(20)	2,095,558	(21)	6.10
James W. Johnson	154,530	(22)	*
Nancy Brown Markham(23)	2,766,590	(24)	8.06
John W. Spiegel	50,319	(25)	*
All directors and executive officers as a group (17 persons)	10,037,092	(26)	29.23

   *   Less than 1%.

      On June 30, 2002, all shares of Class B Common Stock were converted to Class A Common Stock. There is now only one class of common stock outstanding, Class A Common Stock.

(1)	These shares include restricted stock grants that were made to our executive officers on May 16, 2001 and May 10, 2002 and which had not vested as of December 5, 2002. Such persons have the power to vote and receive dividends on such shares, but do not have the power to dispose of, or to direct the disposition of, such shares until such shares are vested pursuant to the terms of such restricted stock grants.

(2)	Based on an aggregate of 34,334,927 shares of Class A Common Stock issued and outstanding as of December 5, 2002 plus, for each individual, the number of shares of Class A Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 3, 2003.

  (3) Includes:

•	400,001 shares issuable upon exercise of stock options beneficially owned by Mr. Rubright, and

•	46,666 shares of restricted stock granted to Mr. Rubright.

  (4) Includes:

•	194,901 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis, and

•	18,000 shares of restricted stock granted to Mr. Dreibelbis.

  (5)     Includes:

•	154,534 shares issuable upon exercise of stock options beneficially owned by Mr. George,

•	13,310 shares held jointly with Mr. George’s spouse, and

•	18,000 shares of restricted stock granted to Mr. George.

  (6) Includes:

•	46,667 shares issuable upon exercise of stock options beneficially owned by Mr. Voorhees,

•	18,000 shares of restricted stock granted to Mr. Voorhees, and

•	2,000 shares beneficially owned by Mr. Voorhees as custodian for two investment accounts for the benefit of Paul Daniel Voorhees and Dorothy Boston Voorhees, respectively.

  (7) Includes:

•	47,867 shares issuable upon exercise of stock options beneficially owned by Mr. Einstein, and

•	14,666 shares of restricted stock granted to Mr. Einstein.

  (8) Includes:

•	3,500 shares beneficially owned by Dr. Anderson as trustee of the Corryne H. Taylor Trust,

•	2,000 shares issuable upon exercise of stock options beneficially owned by Dr. Anderson, and

•	426,096 shares held by Dr. Anderson’s spouse.

(9)	Mr. Brown’s address is P.O. Drawer 2412, Daytona Beach, Florida 32115.

  (10) Includes:

•	1,762,200 shares beneficially owned by Ormond Riverside Ltd. Partnership, for which Mr. Brown serves as general partner,

•	559,970 shares held indirectly by Brown & Brown, Inc., of which Mr. Brown serves as chairman and chief executive officer, and

•	2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Brown.

(11)	Mr. Currey’s address is 50 Hurt Plaza, Suite 1295, Atlanta, Georgia 30303.

(12)	Includes:

•	242,712 shares beneficially owned by Mr. Currey’s spouse,

•	743,992 shares beneficially owned by Currey Family Investments, L.P., for which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Russell M. Currey), and

•	667 shares issuable upon exercise of stock options beneficially owned by Mr. Currey.

(13) Includes:

•	143,923 shares held in joint tenancy with Mr. Currey’s spouse, and

•	2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Currey.

(14) Includes:

•	130,834 shares issuable upon exercise of stock options beneficially owned by Mr. Currey,

•	658,758 shares deemed beneficially owned by Mr. Currey as trustee of two trusts for the benefit of the spouse of Mr. Bradley Currey, Jr.,

•	743,992 shares beneficially owned by Currey Family Investments, L.P., with respect to which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Bradley Currey, Jr.),

•	2,468 shares held by Mr. Currey’s spouse, and

•	8,333 shares of restricted stock granted to Mr. Currey.

(15)	Mrs. Dixon’s address is c/o Nancy Walker, 2276 Bry-Mar Drive, Atlanta, Georgia 30345.

(16) Includes:

•	2,397,047 shares beneficially owned by Mrs. Dixon as trustee of two trusts for the benefit of Lou Brown Jewell (which shares are also shown as beneficially owned by Nancy Brown Markham),

•	252,500 shares beneficially owned by Mrs. Dixon as trustee of two trusts for the benefit of Nancy Brown Markham (of these shares 192,086 shares are also shown as beneficially owned by Lou Brown Jewell, and 60,414 shares are also shown as beneficially owned by Nancy Brown Markham),

•	53,356 shares beneficially owned by Mrs. Dixon as trustee and beneficiary of a trust (which shares are also shown as beneficially owned by Nancy Brown Markham), and

•	60,100 shares held jointly with Mrs. Dixon’s spouse.

(17)	Includes 2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Felker.

(18)	Includes 2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Gellerstedt.

(19)	Includes 2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Hopkins.

(20)	Mrs. Jewell’s address is c/o Nancy Walker, 2276 Bry-Mar Drive, Atlanta, Georgia 30345.

(21) Includes:

•	192,086 shares deemed beneficially owned by Mrs. Jewell as trustee of a trust for the benefit of Nancy Brown Markham (which shares are also shown as beneficially owned by Elizabeth Brown Dixon),

•	128,022 shares deemed beneficially owned by Mrs. Jewell as trustee of a trust for the benefit of Elizabeth Brown Dixon (which shares are also shown as beneficially owned by Nancy Brown Markham),

•	1,627,646 shares owned by the Custodial TR U/ W A. Worley Brown QTIPB, of which Mrs. Jewell is the beneficiary (which shares are also shown as beneficially owned by Elizabeth Brown Dixon and Nancy Brown Markham),

•	500 shares held by Mrs. Jewell’s spouse, and

•	2,000 shares issuable upon exercise of stock options beneficially owned by Mrs. Jewell.

(22)	Includes:

•	32,418 shares held by Mr. Johnson’s spouse,

•	8,600 shares deemed beneficially owned by Mr. Johnson as trustee of a trust for the benefit of the McCranie Companies Profit Sharing Plan, and

•	2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Johnson.

(23)	Mrs. Markham’s address is c/o Nancy Walker, 2276 Bry-Mar Drive, Atlanta, Georgia 30345.

(24) Includes:

•	2,397,047 shares beneficially owned by Mrs. Markham as trustee of two trusts for the benefit of Lou Brown Jewell (which shares are also shown as beneficially owned by Elizabeth Brown Dixon),

•	181,378 shares beneficially owned by Mrs. Markham as trustee of two trusts for the benefit of Elizabeth Brown Dixon (of these shares 128,022 are also shown as beneficially owned by Lou Brown Jewell, and 53,356 are also shown as beneficially owned by Elizabeth Brown Dixon),

•	60,414 shares beneficially owned by Mrs. Markham as trustee and beneficiary of a trust (which shares are also shown as beneficially owned by Elizabeth Brown Dixon), and

•	29,890 shares held jointly with Mrs. Markham’s spouse.

(25)	Includes 2,000 shares issuable upon exercise of stock options beneficially owned by Mr. Spiegel.

(26) Includes:

•	8,980,554 shares beneficially owned by such directors and executive officers,

•	1,056,538 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers, and

•	130,665 shares of restricted stock beneficially owned by such directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The table below shows the compensation earned during fiscal 2002, 2001 and 2000 by our chief executive officer and our four other most highly compensated executive officers who were serving at the end of the fiscal 2002. These individuals are called the named executive officers.

Summary Compensation Table

						Long Term
						Compensation Awards
	Annual Compensation
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
	Fiscal				Compensation	Awards	Options/SARs	Compensation
Name and Principal Position	Year	Salary	Bonus		(1)	(2)	(#)	(3)

James A. Rubright	2002	$680,000	$342,995		—	$545,700	75,000	$5,026
Chairman and Chief	2001	630,000	227,623		—	281,250	100,000	4,965
Executive Officer	2000	565,798	316,975	(4)	—	—	100,000	4,091
David D. Dreibelbis	2002	334,999	56,237		—	145,520	30,000	3,169
Executive Vice President	2001	314,000	70,493		—	168,750	40,000	3,109
and General Manager of	2000	305,000	40,401		—	—	40,000	3,039
the Paperboard Group
Nicholas G. George	2002	290,001	133,182			145,520	30,000	4,881
Executive Vice President	2001	265,000	81,937		—	168,750	40,000	4,820
and General Manager of	2000	247,000	63,534		—	—	40,000	4,751
the Folding Carton Division
Steven C. Voorhees	2002	290,000	109,521		—	145,520	30,000	3,634
Executive Vice President	2001	265,000	78,458		—	168,750	40,000	2,983
and Chief Financial Officer	2000	12,060	34,275	(5)	—	—	50,000 (6)	—
James L. Einstein	2002	250,000	131,787		—	145,520	30,000	4,117
Executive Vice President	2001	222,600	65,512		—	112,500	30,000	3,820
and General Manager of the	2000	210,000	77,280		—	—	25,000	2,642
Alliance Division

(1)	Unless reported in this column, the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for a named executive officer.

(2)	Dollar amounts shown equal the number of shares of restricted stock multiplied by the closing market price of our unrestricted stock on the dates of grant (i.e. $11.25 on May 16, 2001 and $18.19 on May 10, 2002).

The number of the aggregate restricted stock holdings at the end of fiscal 2001 was as follows: Mr. Rubright, 25,000 shares, Messrs. Dreibelbis, George and Voorhees, 15,000 shares each and Mr. Einstein, 10,000 shares. Unless vested (pursuant to net income performance criteria) or forfeited (e.g., by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 16, 2004, 2005 and 2006, respectively. One-third vested on March 31, 2002 pursuant to net income growth in excess of fifteen percent during the twelve months ended March 31, 2002. A portion of the vested shares was retained to satisfy the minimum statutory withholding tax liability.

The number and value of the aggregate restricted stock holdings at the end of fiscal 2002 based on the closing market price of our unrestricted stock on September 30, 2002 of $15.42 were as follows: Mr. Rubright, 46,666 shares ($719,590), Messrs. Dreibelbis, George and Voorhees, 18,000 shares each ($277,560 each), and Mr. Einstein, 14,666 shares ($226,150). Unless vested (pursuant to net income performance criteria) or forfeited (e.g., by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 10, 2005, 2006 and 2007, respectively.

Dividends are paid on all shares of restricted stock at the same rate as on unrestricted shares.

(3)	Unless otherwise noted, these amounts reflect life insurance premiums paid by us.

(4)	This amount includes a one-time $250,000 cash bonus paid to Mr. Rubright in November 1999.

(5)	Mr. Voorhees was paid a one-time $34,275 cash bonus on the day he joined our company.

(6)	Mr. Voorhees joined our company in September 2000 and was issued options to purchase 50,000 shares of Class A Common Stock.

Option Grants Table

      The table below shows information relating to the options granted during fiscal 2002 to each named executive officer.

Options/ SAR Grants in Last Fiscal Year(1)

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation
	Individual Grants		Option Term		for Option Term

		Percent of
	Number of	Total
	Securities	Options/SARs	Exercise or
	Underlying	Granted to	Base Price
	Options/SARs	Employees in	Per Share	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

James A. Rubright	75,000	11.7%	$18.19	5/10/2012	$857,969	$2,174,263
David E. Dreibelbis	30,000	4.7	18.19	5/10/2012	343,188	869,705
Nicholas G. George	30,000	4.7	18.19	5/10/2012	343,188	869,705
Steven C. Voorhees	30,000	4.7	18.19	5/10/2012	343,188	869,705
James L. Einstein	30,000	4.7	18.19	5/10/2012	343,188	869,705

(1)	The options shown in the table are options to purchase Class A Common Stock. The options will vest in one-third increments on May 10, 2003, 2004 and 2005, respectively. The option price can be paid in cash or shares of Class A Common Stock that have been held for at least six months, and have a fair market value at least equal to the option exercise price.

(2)	The option exercise price for the options shown in the table is equal to the closing price per share of Class A Common Stock on May 10, 2002 as reported on the New York Stock Exchange.

Aggregated Options Table

      The table below shows information with respect to options exercised during fiscal 2002 and options held at the end of fiscal 2002 by each named executive officer. All options are options to purchase Class A Common Stock.

Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/ SAR Values Table

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-money
			Options/SARs at		Options/SARs at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James A. Rubright	—	$—	400,001	174,999	$903,422	$494,078
David E. Dreibelbis	15,840	147,456	194,901	69,999	456,627	197,628
Nicholas G. George	26,667	223,536	154,534	69,999	157,415	197,628
Steven C. Voorhees	—	—	46,667	73,333	227,934	197,366
James L. Einstein	—	—	47,867	58,333	173,776	137,419

(1)	These amounts reflect the difference between:

•	the fair market value of the shares of Common Stock underlying the options held by each officer based on the last reported closing price per share of Class A Common Stock of $15.42 on September 30, 2002 as reported on the New York Stock Exchange, and

•	the aggregate exercise price of such options.

Equity Compensation Plan Information

      The table below shows information with respect to all of our equity compensation plans.

			Number of Securities
	Number of Securities		Remaining Available for
	to be issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1989 Stock Option Plan	39,600	$7.44	—
1993 Stock Option Plan	3,154,728	13.78	82,030
2000 Incentive Stock Plan*	203,000	17.12	1,763,333
1993 Employee Stock Purchase Plan	—	—	521,621
Equity compensation plans not approved by security holders:	—	—	—

*	Under the 2000 Incentive Stock Plan, up to 500,000 shares are available for the issuance of restricted stock grants. As of September 30, 2002, 268,333 shares remain available for the issuance of restricted stock grants.

Pension Plan

      Only covered employees are eligible to participate in our pension plan. A “covered employee” is one of our or our participating subsidiaries’ employees who is not:

•	a leased employee,

•	eligible to participate in any other defined benefit plan maintained in whole or in part by contributions from an “Affiliate” (as defined in the pension plan), or

•	a member of a collective bargaining unit that has not reached an agreement with us to participate in the pension plan.

      A covered employee is eligible to begin to participate in our pension plan on the first entry date that follows completion of 12 months of service in one, or more than one, period of employment (as defined in the pension plan) and upon reaching age 21.

      Our pension plan was amended effective as of January 1, 1998 to add a new benefit formula. For each calendar year after 1997, the new benefit formula equals 1.2% of a participant’s “compensation” (as defined in the pension plan) plus .5% of a participant’s compensation in excess of 50% of the social security wage base for each such calendar year (as such base is announced by the Internal Revenue Service). This new formula produces a benefit calculated at a participant’s normal retirement age as an annuity payable only for the life of the participant. The amendment to our pension plan also froze the benefit, if any, accrued for each participant (except the grandfathered participants, none of whom now are named executive officers) as of December 31, 1997 under the old four part benefit formula in effect on that date, which we refer to as the “old benefit formula”. Thus all participants (except the grandfathered participants) will receive a benefit at retirement equal to the sum of their benefit accrued as of December 31, 1997 under the old benefit formula and their benefit accrued after that date under the new benefit formula.

      Under our pension plan, “compensation” for salaried employees is defined as base pay. Therefore, it does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, income imputed from insurance coverage or the like, or payments under the pension plan or any other employee benefit plan or any income from a stock option. No employee’s compensation for purposes of the pension plan includes amounts in excess of the compensation limit under the Internal Revenue Code of 1986, as amended, which we will refer to as the Code. This limit is periodically adjusted for inflation by the Secretary of the Treasury and this limit, as adjusted, was $200,000 for calendar year 2002 and will be $200,000 for calendar year 2003.

      An employee’s right to benefits under our pension plan vests after five years of service or at normal retirement age, whichever is earlier. The plan is a defined benefit plan qualified under the Code and, as such, is subject to a limitation under the Code on the amount of benefits which may be paid to a participant each year under the plan.

      Our supplemental executive retirement plan, or SERP, is designed to supplement a participant’s benefit under our pension plan for a relatively small number of participants. The SERP benefit currently is based exclusively on a participant’s base salary below a compensation cap, and the SERP benefit is paid in the same form and at the same time as a participant’s benefit is paid under our pension plan. The SERP as currently in effect is designed to make up for the loss in benefits a participant will receive under our pension plan as a result of the reduction in the Code compensation limit in 1994 from $235,840 to $150,000, as indexed thereafter for inflation. Currently, there are 15 active employees who participate in the SERP.

      The compensation and options committee of our board of directors approved amendments to the SERP on November 25, 2002, and these amendments will be effective January 1, 2003. Under the amended SERP there will be three benefit levels effective January 1, 2003, which we will refer to as level 1, level 2 and level 3, but no benefit will be paid under level 1, 2 or 3 to a participant if a participant is not eligible for a vested benefit under our pension plan. The compensation and options committee determines who will participate in the SERP and the benefit level for such participation. Benefit level 1 will be the level currently in effect under the SERP, which is a benefit based on a participant’s base salary below a compensation cap. Benefit level 2 will be the same as benefit level 1 except that the benefit a participant earns after calendar year 2002 will be based on all of the participant’s base salary and bonus paid after calendar year 2002. Six of our active employees, including our named executive officers other than our chief executive officer, will participate in the SERP at benefit level 2.

      Benefit level 3 will provide a benefit to a participant which, when added to the participant’s other deferred compensation benefits from us, will be 3.58% of a participant’s final average pay for each year of service up to 12 years of service. A participant’s final average pay will be the participant’s average base salary and bonus for the five year period immediately preceding the participant’s termination of employment, and the benefit under level 3 will take into account the participant’s benefit payable under our pension plan, the benefits attributable to our matching contributions under our 401(k) plans and the participant’s primary social security benefit. Currently only our chief executive officer will participate in the SERP at benefit level 3.

      In the event of a change in control in our company, a participant in the SERP at benefit level 3 will receive any vested accrued benefit if the participant is under age 60. If the benefit level 3 participant is age 60 or older at the time of the change in control, the participant will receive a vested accrued benefit such that the participant’s total retirement benefits equal 43% of the participant’s final average pay at the time of the change of control.

      Assuming level compensation, the estimated annual benefit payable at the normal retirement age under our pension plan and our SERP for Messrs. Dreibelbis, George, Voorhees and Einstein is $210,000, $174,000, $122,000 and $69,000, respectively.

      The table below shows the annual retirement benefits payable under our pension plan and the SERP for Mr. Rubright. For calendar year 2002, Mr. Rubright’s compensation for purposes of the SERP was $1,022,995. As of September 30, 2002, Mr. Rubright had approximately 3 years of service under our pension plan and our SERP.

	Years of Service
Final Average
Earnings	6	9	12

$800,000	$143,415	$228,881	$314,460
$900,000	$164,915	$261,131	$357,460
$1,000,000	$186,415	$293,381	$400,460
$1,100,000	$207,915	$325,631	$443,460
$1,200,000	$229,415	$357,881	$486,460
$1,300,000	$250,915	$390,131	$529,460

CERTAIN TRANSACTIONS

      John W. Spiegel, a director of our company, is vice chairman and chief financial officer of SunTrust Banks, Inc. J. Hyatt Brown, a director of our company, is also a director of SunTrust Banks, Inc. L.L. Gellerstedt, III, a director of our company, is also a director of SunTrust Bank, Atlanta. During fiscal 2002, we maintained a syndicated credit facility pursuant to a loan agreement under which SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc., serves as agent. Under the credit agreement, we have aggregate borrowing availability of $300,000,000 through fiscal 2005. As of September 30, 2002, we had $2,400,000 of borrowings outstanding under the credit agreement. In addition, during fiscal 2002 we paid approximately $160,000 and $500,000 in interest and facility fees, respectively, under the credit agreement.

      Additionally, we maintain a $24,800,000 synthetic lease facility with an entity affiliated with SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc. The facility expires in April 2004 unless it is extended pursuant to two five-year renewal terms. At September 30, 2002, obligations outstanding under this facility were $24,500,000, relating to three of our operating facilities. In connection with this facility, we have the right to acquire the leased property for the lessor’s original cost plus related costs and expenses and have made a residual value guarantee for the leased property equal to 85% of the financing. This residual value guarantee equates to approximately $20,800,000. During fiscal 2002 we paid approximately $790,000 and $79,000 in interest and facility fees, respectively.

      SunTrust Bank, Atlanta is also a provider of derivative transactions and is our main cash management bank. At year end, we had notional amounts outstanding on interest rate swaps of $50,000,000 and foreign exchange forward contracts of $1,775,725. We paid approximately $300,000 in fees for cash management services during fiscal 2002. In addition, we are a party with SunTrust Banks, Inc. to a master letter of credit agreement relating to industrial revenue bonds issued in connection with certain of our manufacturing facilities.

      Also, SunTrust Banks, Inc., through one of its subsidiaries, Trusco Capital Management, Inc., manages $60 million of the assets in our defined benefit plan. During fiscal 2002, we paid approximately $30,000 in fees for such services.

      SunTrust Banks, Inc. has performed other banking services for us over the past fiscal year. Our aggregate payments to SunTrust Banks for these services did not exceed 1% of our net sales or SunTrust Banks’ gross revenues in fiscal 2002.

      J. Hyatt Brown, a director of our company, is chairman, chief executive officer and a shareholder of Brown & Brown, Inc. Bradley Currey, Jr., a director of our company, is also a director of Brown & Brown, Inc. During fiscal 2002, we paid Brown & Brown, Inc. $468,000 for property and casualty insurance services provided by third parties.

      Robert B. Currey, a director of our company, is chief executive officer of Currey & Company, Inc., which purchased $393,000 of corrugated boxes from us in fiscal 2002.

      C. Randolph Sexton, who retired as a director of our company in January 2002, owns and operates Driftwood Fruit Company. During fiscal 2002, we purchased $77,000 of fruit from Driftwood Fruit Company.

REPORT OF THE AUDIT COMMITTEE

      The audit committee, which operates under a written charter adopted by our board of directors, oversees our company’s financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements to be included in the annual report on Form 10-K for the year ended September 30, 2002, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and our company including the matters in the written disclosures required by the Independence Standards Board.

      The audit committee discussed with our company’s internal and independent auditors the overall scope and plans for their respective audits. The audit committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company’s internal controls, and the overall quality of our company’s financial reporting. The audit committee held six meetings during fiscal 2002. Each of the members of the audit committee is independent from our company.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange

Commission. The audit committee has also selected Ernst & Young LLP to serve as our company’s independent auditors for fiscal 2003.

John Spiegel, audit committee chairman G. Stephen Felker, audit committee member Stephen G. Anderson, audit committee member

      Audit Fees. Our company has been billed a total of approximately $639,500 by Ernst & Young LLP, our independent auditors, for professional services rendered for the audit of our annual financial statements for the fiscal year ended September 30, 2002 and the reviews of interim financial statements included in our quarterly reports on Form 10-Q for that fiscal year.

      Financial Information Systems Design and Implementation Fees. Our company has not been billed any amount for professional services rendered by Ernst & Young LLP in connection with financial information systems design and implementation services during the fiscal year ended September 30, 2002.

      All Other Fees. Our company has been billed a total of approximately $552,100 for all other services rendered by Ernst & Young LLP during the fiscal year ended September 30, 2002 that are not set forth above. These services included acquisition due diligence, benefit plan audits, accounting for derivative transactions, fixed asset analysis and compensation consulting. During the fourth quarter of fiscal 2002, the audit committee of our board of directors authorized Ernst & Young LLP to perform the following non-audit services, provided that the total cost of such services does not exceed $50,000 without the prior approval of the audit committee:

•	a review of our corporate tax return for fiscal year ended September 30, 2002, and

•	to provide general accounting advice relating to accounting issues.

      The audit committee considered the effects that the provision of non-audit services may have on the auditors’ independence.

      The foregoing report should not be deemed incorporated by reference by any general statement by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT ON EXECUTIVE COMPENSATION

      During fiscal 2002, the compensation and options committee consisted of Mrs. Lou Brown Jewell and Messrs. L.L. Gellerstedt, III, John D. Hopkins and James W. Johnson. The compensation and options committee is responsible for:

•	establishing salaries, bonuses and other compensation for our chief executive officer and our other top twelve executives, and

•	administering our equity incentive plans, employee stock purchase plan, supplemental executive retirement plan and annual executive bonus program.

      Mr. Rubright, our chief executive officer, was responsible for establishing the salaries for all of the other officers.

      The compensation and options committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. One executive officer may be paid compensation during fiscal 2003 that exceeds $1 million depending on the aggregate value of any restricted stock that vests.

      Compensation Policy. Our executive compensation policy is designed to attract, retain and motivate executive officers to maximize our performance and shareholder value by:

•	providing base salaries that are market-competitive;

•	rewarding the achievement of our return over capital cost objectives, our safety and customer satisfaction goals, and certain business plan objectives; and

•	creating stock ownership opportunities to align the interests of executive officers with those of shareholders.

      Base Salary. Each executive officer’s base salary, including each named executive officer’s base salary and the chief executive officer’s base salary, is determined based upon a number of factors including the executive officer’s responsibilities, contribution to the achievement of our goals and objectives, demonstrated leadership skills and overall effectiveness, and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which we compete for executive talent and are analyzed with a view towards desired base salary levels over a three- to five-year time period. Each executive officer’s salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. During fiscal 2002, the base salary of each of our named executive officers, excluding our chief executive officer, increased from 8.9% to 9.4% over each such executive officer’s fiscal 2001 base salary. During fiscal 2002, the base salary of our chief executive officer increased 9.3% over his fiscal 2001 base salary. The committee based our chief executive officer’s base salary increase on a variety of criteria, including the performance of our company, as well as comparative compensation data of chief executive officers of companies similarly situated and of those within our industry.

      Cash Bonuses. Each of our executive officers, including our chief executive officer, is eligible to receive an annual cash bonus. Our cash bonus program is designed to motivate key managers and sales people as well as executive officers and reward the achievement of specific goals and objectives. Under our bonus plan, in fiscal 2002, our named executive officers were eligible to earn a cash bonus ranging from a maximum of 65% to 100% of their respective base salaries to the extent we achieved certain specified return over capital cost objectives, our safety and customer satisfaction goals, and certain specific objectives established by the compensation committee. During fiscal 2002, under this plan, our named executive officers, excluding our chief executive officer, earned bonuses ranging from 16.8% to 52.7% of their respective base salaries. During fiscal 2002, under this plan, our chief executive officer earned a bonus that was 50.4% of his base salary.

      Stock Options and Restricted Stock. The grant of stock options and restricted stock is designed to align the interests of executive officers with those of shareholders in our long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by our growth and profitability and individual grants are based on, among other things, the executive officer’s responsibilities and individual performance. To encourage an executive officer’s long-term performance, commencing with grants in fiscal 1994, stock options generally vest over three years and terminate ten years after the date of grant. On May 10, 2002, each of our named executive officers, excluding our chief executive officer, received stock option grants in respect of fiscal 2002 to purchase 30,000 shares. On May 10, 2002, our chief executive officer received stock option grants in respect of fiscal 2002 to purchase 75,000 shares. In accordance with the provisions of our 2000 Incentive Stock Plan, on May 10, 2002 we made restricted stock grants of 8,000 shares to each of our named executive officers, excluding our chief executive officer, which are fully votable by the grantees as of that date. In accordance with the provisions of our 2000 Incentive Stock Plan, on May 10, 2002 we made a restricted stock grant of 30,000 shares to our chief executive officer which are fully votable by him as of that date. Unless vested (pursuant to net income performance criteria) or forfeited (e.g., by termination of employment) at an earlier date, the shares will vest in one-third increments on, and may not be transferred before, May 10, 2005, 2006 and 2007, respectively. These restricted stock grants were intended to fulfill the purpose of our 2000 Incentive Stock Plan which is to provide additional incentives to our key employees through the award of the shares, thereby increasing their personal stake in our continued success and growth and to encourage them to remain with our company.

L.L. Gellerstedt, III
John D. Hopkins
Lou Brown Jewell
James W. Johnson

      The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

      The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on our Class A Common Stock compared to the return on the S&P 500 Index, the S&P Paper Products Index, and the S&P Paper Packaging Index. The graph reflects the investment of $100 on September 30, 1997 in our Class A Common Stock, the S&P 500 Index, the S&P Paper Products Index, and the S&P Paper Packaging Index and the reinvestment of dividends. In 2001 we used the S&P Paper & Forest Products Index; however, S&P has replaced this index with the S&P Paper Products Index and the S&P Paper Packaging Index, which we have set forth below for all periods shown.

	1997	1998	1999	2000	2001	2002

ROCK-TENN COMPANY	100.00	56.47	75.30	53.21	60.72	86.87
S & P 500	100.00	109.05	139.37	157.88	115.85	92.12
S & P PAPER PRODUCTS	100.00	75.79	92.22	69.43	88.33	73.16
S & P PAPER PACKAGING	100.00	62.92	93.43	71.06	73.95	59.41

      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors and persons who beneficially own more than ten percent of our Class A Common Stock file with the SEC certain reports, and to furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the copies of such reports furnished to us and certain representations of such persons, all such persons complied with the applicable reporting requirements.

Annual Report on Form 10-K

      We will provide without charge, at the written request of any shareholder of record as of December 5, 2002, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. We will provide copies of the exhibits if they are requested by eligible shareholders. We may impose a reasonable fee for providing the exhibits. Requests for copies of our Annual Report on Form 10-K should be mailed to: Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, Attention: Chief Financial Officer.

Shareholder Nominations for Election of Directors

      Under our bylaws, only persons nominated in accordance with certain procedures will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the board of directors only if:

•	the shareholder is otherwise entitled to vote generally in the election of directors, and

•	timely notice in writing is sent to our Secretary.

      To be timely, a shareholder’s notice must be received at our principal executive offices not less than 130 days prior to the meeting.

      If less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

      The shareholder’s notice must set forth for each person to be nominated for election as a director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the number of shares of Common Stock beneficially owned by the person, and

•	other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act.

      The shareholder’s notice must also set forth, with respect to the shareholder giving such notice:

•	the name and address of the shareholder, and

•	the number of shares of Common Stock beneficially owned by the shareholder.

      We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Shareholder Proposals

      Any shareholder proposals intended to be presented at our 2004 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received no later than August 25, 2003 in order to be considered for inclusion in the proxy materials to be distributed by the Board of Directors in connection with the meeting. Any shareholder proposals intended to be presented at our 2004 annual meeting of shareholders but not to be included in the board’s proxy materials under Rule 14a-8 must be received no later than September 17, 2003 in order to be considered at the 2004 annual meeting. However, if we give less than 60 days’ notice of our 2004 annual meeting of shareholders, then shareholder proposals intended to be presented at the meeting but not to be included in the board’s proxy materials under Rule 14a-8 must be received no later than ten days after notice of the 2004 annual meeting is mailed or a press release announcing the meeting date is made.

Expenses of Solicitation

      We will bear the cost of solicitation of proxies by the board of directors in connection with the annual meeting. We will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

By Order of the Board of Directors

Robert B. McIntosh
Secretary

      Our annual report to shareholders for fiscal 2002, which includes audited financial statements, accompanies this Proxy Statement. The annual report does not form any part of the material for the solicitation of proxies.

ROCK-TENN COMPANY
PROXY FOR CLASS A COMMON STOCK
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 24, 2003

The undersigned hereby appoints James A. Rubright and Steven C. Voorhees and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 24, 2003, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEM 1.

Unless you are voting electronically or by telephone, please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

(Continued, and to be marked, dated and signed, on the other side)

*  FOLD AND DETACH HERE  *

				Please mark your votes as indicated in this example.	☒

The Board of Directors Recommends a Vote for 1.
		FOR	WITHHELD FOR ALL	UNLESS YOU ARE VOTING ELECTRONICALLY OR BY TELEPHONE, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JANUARY 24, 2003. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY OR VOTED ELECTRONICALLY OR BY TELEPHONE.
1.	To elect four (4) directors: Nominees: (01) John D. Hopkins; (02) James W. Johnson; (03) James A. Rubright; (04) Russell M. Currey.	☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

Signature			Signature	Date:
Shareholder sign here			Co-owner sign here

Please be sure to sign and date the Proxy

Δ  Detach here from proxy voting card  Δ

Vote by Internet or Telephone
QUICK * EASY * IMMEDIATE
AVAILABLE 24 HOURS A DAY * 7 DAYS/WEEK
UNTIL 11:59 P.M., E.T., JANUARY 23, 2003

Rock-Tenn Company encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes you to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY INTERNET:
POINT YOUR BROWSER TO THE WEB ADDRESS:
http://www.votefast.com
You will be asked to enter the 11 digit Voter
Control Number located in the lower left corner of
this form. Then simply follow the instructions.	OR	TO VOTE BY TELEPHONE:
CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE
1-800-542-1160 ANYTIME
(THERE IS NO CHARGE TO YOU FOR THIS CALL).
You will be asked to enter the 11 digit Voter
Control Number located in the lower left corner of
this form. Then simply follow the instructions.
OR	TO VOTE BY MAIL: Simply mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU ARE VOTING BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR PROXY CARD.

YOUR CONTROL NUMBER IS: